UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

BigCommerce Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11305 Four Points Drive

Building II, Third Floor

Austin, Texas 78726

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	BIGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2022, the Compensation Committee of the Board of Directors of BigCommerce Holdings, Inc. (the “Company”), following deliberation and peer review with Radford/Aon, its external compensation consultant, approved the entry into severance letter agreements (the “Letters”) with senior executives, including our current named executive officers, Brent Bellm, Chief Executive Officer, Robert Alvarez, Chief Financial Officer, Russell Klein, Chief Commercial Officer, Robert Kaloustian, Chief Services Officer, and Brian Dhatt, Chief Technology Officer (collectively, the “Executives”).

Pursuant to the Letter, in the event of an Executive’s termination of employment with the Company by the Company without “cause” or due to the Executive’s resignation for “good reason” (each such term as defined in the Letter) (each, a “qualifying termination”), in either case, more than three months before or more than eighteen months after the consummation of a “change in control” of the Company (as defined in the Company’s 2020 Equity Incentive Plan), the Executive will be eligible to receive an amount equal to six months (or, for Mr. Bellm, twelve months) of the Executive’s then-current base salary and an amount equal to six (or, for Mr. Bellm, twelve) months of the Company’s share of healthcare premiums for the Executive and his eligible dependents.

In the event that an Executive’s qualifying termination occurs within three months before or within eighteen months after the consummation of a “change in control” of the Company, then, in lieu of the payments and benefits described above, the Executive will be eligible to receive an amount equal to twelve months of the Executive’s then-current base salary and an amount equal to twelve months of the Company’s share of healthcare premiums for the Executive and his eligible dependents. The applicable Executive’s receipt of the severance payments and benefits described above will be subject to the Executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with any applicable restrictive covenants.

The Letter supersedes any prior agreements or arrangements between the Company and an Executive with respect to the payment of any salary severance and/or continued healthcare coverage upon any qualifying termination of such Executive’s employment (but, for clarity, does not supersede any existing rights an Executive may have, if any, to the payment or provision of other types of benefits (excluding salary severance and/or continued healthcare coverage) upon a qualifying termination).

The foregoing description of the Letter is not complete and is subject to and qualified in its entirety by the complete terms of the Letter, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Severance Letter Agreement, dated August 9, 2022.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BigCommerce Holdings, Inc.

Date: August 12, 2022	By:	/s/ Jeff Mengoli
Jeff Mengoli
Chief Legal Officer and Secretary